Exhibit 99.1

FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

Canaan VIII L.P.

Canaan Partners VIII LLC

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westport, CT 06880

Designated Filer:

Canaan VIII L.P.

Issuer and Ticker Symbol:

Liquidia Technologies, Inc. [LQDA]

Date of Event:

July 25, 2018

Signatures of Joint Filers:

Canaan VIII L.P.

By: Canaan Partners VIII LLC, its General Partner

By:	/s/ Janine MacDonald
Attorney-in-Fact

Canaan Partners VIII LLC

By:	/s/ Janine MacDonald
Attorney-in-Fact